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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions 'Experts' and 'Selected Consolidated Financial and Other Operating Data' and to the use of our report dated March 13, 1998 (except Notes 1, 5 and 7, as to which the date is May 21, 1998), in Amendment No. 1 to the Registration Statement (Form S-1) and the related Prospectus of Time Warner Telecom Inc. for the registration of its Class A common stock.


                                          Ernst & Young LLP


New York, New York
May 22, 1998



     The foregoing consent is in the form that will be signed upon the effective date of the Company's registration of Class A Common Stock in a registration statement on Form S-1 and the concurrent change in the Company's operating and legal structure from a partnership to a corporation.



                                          Ernst & Young LLP



New York, New York
May 22, 1998



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